EX-99.4a

              JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
                            2900 WESTCHESTER AVENUE
                            PURCHASE, NEW YORK 10577
                                                        [GRAPHIC-OMITTED]
                                A STOCK COMPANY

                  WILL PAY THE BENEFITS PROVIDE IN THIS POLICY
                      SUBJECT TO ITS TERMS AND CONDITIONS
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JACKSON  NATIONAL LIFE INSURANCE  COMPANY OF NEW YORK ("THE COMPANY")  AGREES TO
PROVIDE BENEFITS TO THE OWNER SUBJECT TO THE PROVISIONS SET FORTH IN THIS CONTRACT AND IN CONSIDERATION OF THE APPLICATION AND PREMIUMS WE RECEIVE.

THE VALUE OF AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DURING THE ACCUMULATION AND ANNUITY PERIODS IS NOT GUARANTEED AND MAY INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE FUND UNDERLYING THE SEPARATE ACCOUNT. IF THE ACTUAL INVESTMENT RATES EXPERIENCED BY THE SEPARATE ACCOUNT ASSETS ARE LESS THAN 4.4%, VARIABLE ANNUITY PAYMENTS WILL DECREASE OVER TIME.

THE GUARANTEED PERIOD CONTRACT VALUE IS SUBJECT TO AN INTEREST RATE ADJUSTMENT WHICH MAY INCREASE OR DECREASE AMOUNTS PAYABLE OR WITHDRAWN, BUT THE GUARANTEED PERIOD WITHDRAWAL VALUE WILL NEVER DECREASE TO LESS THAN THE GUARANTEED MINIMUM VALUE.

YOU MAY WITHDRAW THE CONTRACT VALUE HELD UNDER ANY GUARANTEED PERIOD WITHOUT INTEREST RATE ADJUSTMENT PROVIDED WE RECEIVE WRITTEN NOTICE WITHIN 30 DAYS FOLLOWING THE END OF THE CORRESPONDING GUARANTEED PERIOD.

                  NOTICE OF TWENTY-DAY RIGHT TO EXAMINE POLICY
   You may return this contract to the selling agent or Jackson National Life Insurance Company of New York within 20 days after You receive it. Upon receipt of this contract, the Company will refund the full premium allocated to the Guaranteed Periods. The Company will also refund the amounts allocated to the Separate Account less the amount credited to the Separate Account plus the Separate Account Contract Value. Upon such refund, this contract shall be void. The effective date of the surrender, and the date the funds in the Separate Account will be Valued, will be the date the contract was mailed to the Company, or returned to Your selling agent.



              THIS IS A LEGAL CONTRACT BETWEEN YOU AND THE COMPANY.
                          READ YOUR CONTRACT CAREFULLY.

                   EXECUTED FOR THE COMPANY ON THE ISSUE DATE.
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FLEXIBLE PREMIUM INDIVIDUAL DEFERRED    THIS CONTRACT IS SIGNED BY THE COMPANY
FIXED AND VARIABLE ANNUITY CONTRACT.
MONTHLY INCOME AT MATURITY.             /s/ Clark P. Manning
DEATH BENEFIT PRIOR TO MATURITY.
NONPARTICIPATING.                       PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                        /s/ Thomas J. Meyer

                                        SECRETARY

VA202-1

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                                TABLE OF CONTENTS
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                                                                            PAGE

         CONTRACT DATA PAGE.................................................. 3

         DEFINITIONS......................................................... 5

         GENERAL PROVISIONS.................................................. 8

         ACCUMULATION PROVISIONS FOR PORTFOLIOS..............................11

         ACCUMULATION PROVISIONS FOR GUARANTEED PERIOD.......................11

         TRANSFER PROVISIONS.................................................13

         WITHDRAWAL PROVISIONS...............................................15

         DEATH BENEFIT PROVISIONS............................................17

         INCOME PROVISIONS...................................................19

         TABLE OF INCOME OPTIONS.............................................22


VA202-2                            2

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                               CONTRACT DATA PAGE
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Contract Number:           [000VA202]

Owner(s):                  [John Doe]

Annuitant(s):              [John Doe]

Issue Date:                [12/01/92]

Issue State:               New York

Income Date:               XX/XX/XX

Initial Premium:           [$20,000.00]

Minimum Guaranteed Rate:   3.0%

Annual Contract
Maintenance Charge:        $30.00

Separate Account:          Jackson National Separate Account of New York - I

Expense Risk Charge:       On an annual basis, this charge equals 0.23% of the
                           daily net asset value of the Portfolios.

Administration Charge:     On an annual basis, this charge equals 0.15% of the
                           daily net asset value of the Portfolios.

Mortality Risk Charge:     On an annual basis, this charge equals 1.02% of the
                           daily net asset value of the Portfolios.

Rebalancing Fee:           There is no charge for this service.

Withdrawal Charge:             Contribution Year of            Withdrawal
                                  Premium Payment          Charge Percentage
                                         1                         7%
                                         2                         6%
                                         3                         5%
                                         4                         4%
                                         5                         3%
                                         6                         2%
                                         7                         1%
                                    Thereafter                     0%



VA202-3                                3


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                           CONTRACT DATA PAGE (CONT'D)
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         Jackson National Life Insurance Company of New York
         2900 Westchester Avenue
         Purchase, New York 10577
         1/888/367-5651

The amounts allocated to the Separate Account during the accumulation and Annuity periods are not guaranteed and may increase or decrease based upon the investment experience of the Fund underlying the Separate Account.

All payments and values in the Guaranteed Periods may be subject to an Interest Rate Adjustment, the calculation of which may result in an increase or decrease in amounts payable. In no event will the Guaranteed Period Withdrawal Value be less than the Guaranteed Minimum Value.


VA202-4                                4


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                                   DEFINITIONS
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ACCUMULATION  UNIT. A unit of measurement  used to compute Your Separate Account
Contract Value prior to the Income Date.

ANNUITANT. The natural person on whose life the Annuity benefit for this contract is based. The Owner may change the Annuitant at any time prior to the Income Date, unless the Owner is a non-individual. A second, or joint Annuitant, may be named under the contract.

ANNUITY. In general, a contract purchased from an insurance company that offers tax-deferred growth of the Owner's investment until earnings are withdrawn. There are two types of Annuities: fixed and variable.

     A FIXED ANNUITY has a minimum rate of interest guaranteed by the insurance company prior to the Income Date. After the Income Date, payments are guaranteed and remain fixed in amount and length of payment period.

     A VARIABLE ANNUITY'S rate of return is not guaranteed. It is based on the performance of the underlying investments the Owner has selected. If a variable payout is elected, the amount of each payment may change depending upon the performance of the underlying investments.

ANNUITY UNIT. A unit of measurement used to compute the amount of the payment received under the Income Option you have elected.

CODE. The Internal Revenue Code of 1986, as amended.

CONTRACT VALUE. The sum of the Separate Account Contract Value and the Guaranteed Period Contract Value.

CONTRACT YEAR. A 12-month period beginning on the Issue Date and ending one day prior to the Issue Date in the following calendar year.

CONTRIBUTION YEAR. A 12-month period beginning on the date a Premium payment is received and ending one day prior to the Premium payment anniversary in the following year. The Contribution Year in which a Premium is made is "Contribution Year 1." Subsequent years are consecutively numbered beginning with Contribution Year 2.

FUND. The JNL Series Trust.

GUARANTEED MINIMUM VALUE. The net amount of Premiums allocated to the Guaranteed Periods, less transfers, withdrawals and associated Withdrawal Charges from the Guaranteed Periods, and less any contract maintenance charges that have been assessed against the Guaranteed Periods, accumulated at 3.0%, less any Withdrawal Charge, contract maintenance charge, or Premium tax due.


VA202-5                                 5

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                              DEFINITIONS (CONT'D)
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GUARANTEED  PERIOD  CONTRACT  VALUE.  The sum of all  amounts  held  under  this contract in the Guaranteed Periods.

GUARANTEED PERIOD. A period of time during which the Company guarantees a specified interest rate which is equal to or greater than the Minimum Guaranteed Rate shown on the contract data page.

GUARANTEED  PERIOD  WITHDRAWAL  VALUE.  This  amount is equal to the  Guaranteed
Period  Contract  Value  less  any  applicable   Withdrawal   Charge,   contract
maintenance charge and Interest Rate Adjustment.

INCOME DATE. The date on which income payments are to begin. This date is established when You start Your contract and can be changed in the future.

INITIAL GUARANTEED RATE. The rate of interest declared by the Company for a specified Guaranteed Period. In no event will the Initial Guaranteed Rate be less than the Minimum Guaranteed Rate shown on the contract data page.

INTEREST RATE ADJUSTMENT. An adjustment applied, with certain exceptions, to amounts withdrawn, transferred or annuitized from a Guaranteed Period prior to the end of such Guaranteed Period.

ISSUE DATE. The date your contract is issued, as shown on the contract data page.

LATEST INCOME DATE. The date on which the Owner attains age 90 under a Non-Qualified Plan Contract, or age 70 1/2 under a Qualified Plan Contract.

NON-QUALIFIED PLAN. A retirement plan which does not receive favorable tax treatment under sections 401, 403, or 408 of the Internal Revenue Code, as amended.

OWNER ("YOU," "YOUR"). The person or entity named in the application who is entitled to exercise all rights and privileges under this contract. Usually, but not always, the Owner is also the Annuitant. The Owner is responsible for taxes, regardless of who receives Annuity benefits. Joint Owners share ownership in all respects.

PORTFOLIO. A subdivision of the Separate Account invested wholly in shares of one of the series of the Fund.

PREMIUM(S). Considerations paid into this contract by or on behalf of the Owner.

QUALIFIED PLAN. A retirement plan that qualifies for favorable tax treatment under sections 401, 403 or 408 of the Internal Revenue Code, as amended.

SEPARATE ACCOUNT CONTRACT VALUE. The sum of the value of all Portfolio Accumulation Units held under this contract.


VA202-6                                 6


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                              DEFINITIONS (CONT'D)
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SUBSEQUENT GUARANTEED RATE. The rate of interest declared by the Company for the applicable subsequent Guaranteed Period, but in no event less than the Minimum Guaranteed Rate shown on the contract data page.

VALUATION DAY. Each day the New York Stock Exchange is open for business. The value of the Separate Account is determined at the close of the New York Stock Exchange (currently 4:00 p.m. Eastern Time) on each Valuation Day.

VALUATION PERIOD. The period beginning at the close of business on a particular Valuation Day and ending at the close of business on the next succeeding Valuation Day.

WE, OUR, US, THE COMPANY. Jackson National Life Insurance Company of New York.

WITHDRAWAL CHARGE. A charge assessed against certain withdrawals.

WITHDRAWAL VALUE. The amount You are entitled to receive if You surrender this contract. This amount is equal to the total Contract Value minus any applicable Withdrawal Charge, contract maintenance charge and Interest Rate Adjustment.

VA202-7                                 7
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                               GENERAL PROVISIONS
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ASSIGNMENT.  The Owner may assign this contract  before the Income Date, but the
Company will not be bound by an assignment unless it is in writing and has been received by the Company. The assignment will be effective as of the date the appropriate form was signed. We assume no responsibility for the validity or tax consequences of any assignment. If the contract is issued pursuant to a Qualified Plan, it may not be assigned, pledged or otherwise transferred, except as may be allowed under the Plan. If the Owner makes an assignment, the Owner may have to pay income tax.

BENEFICIARY. The beneficiary is as named in the application unless later changed by the Owner. If two or more persons are named, those surviving the Owner will share equally unless otherwise stated. If there are no surviving beneficiaries at the death of the Owner, the death benefit will be paid to the estate of the Owner.

The Owner may change the beneficiary by written notice in a form satisfactory to the Company. The change will occur on the date We receive the notice. The change will be effective as of the date the appropriate form was signed.

CONFORMITY WITH STATE LAWS. This contract will be interpreted under the laws of the State of New York when it is issued. Any provision which, on the Issue Date, is in conflict with New York law, is amended to conform to the minimum requirements of such law.

CONTRACT MAINTENANCE CHARGE. An annual contract maintenance charge of no more than $30 is charged against each contract. This charge reimburses the Company for expenses incurred in establishing and maintaining records relating to a contract. The contract maintenance charge will be assessed on each anniversary of the Issue Date that occurs on or prior to the Income Date. In the event that a total withdrawal is made, the contract maintenance charge will be assessed as of the date of withdrawal without proration. The total contract maintenance charge is allocated between the Portfolio(s) and the Guaranteed Period(s) in proportion to the respective Contract Values similarly allocated.

ENTIRE CONTRACT. This contract was issued in consideration of Your application and payment of the initial Premium. All of its pages, the application, a copy of which is attached at issue, and all endorsements, amendments and attached riders make up the entire contract.

MINIMUM BENEFITS. For any paid up Annuity option, cash value or death benefit, the amount available under this contract will not be less than the minimum requirements of the state where this contract was delivered.

MISSTATEMENT OF AGE OR SEX. If the age or sex of the Annuitant has been misstated, the benefits will be those which the premiums paid would have purchased at the correct age and sex. Any underpayments or overpayments will be adjusted immediately by the Company, using an interest rate of 6% either as a credit to or charge against the next succeeding payment by the Company.


VA202-8                               8


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                           GENERAL PROVISIONS (CONT'D)
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MODIFICATION  OF  CONTRACT.  Any  change  or waiver  of the  provisions  of this
Contract must be in writing and signed by the President, a Vice President, the Secretary or Assistant Secretary of the Company. No agent has authority to change or waive any provisions of this contract. The Company reserves the right to change or modify the contract without prior consent or notice if federal or state law requires Us to do so. Any such modifications will be subject to the New York State Insurance Department's prior approval.

NONPARTICIPATING. This contract does not share in Our surplus or earnings.

PREMIUMS. Premiums are flexible. This means that the Owner may change the amounts, frequency or timing of Premiums. The initial Premium must be at least $5,000 for Non-Qualified Contracts and $2,000 for Qualified Contracts. Subsequent Premiums must be at least $500 ($50 if made in connection with an automatic payment plan). The Company reserves the right to refuse total Premiums under this contract in excess of $1,000,000 without prior approval from the Company. The Company may waive minimum Premium amounts.

Premiums may be allocated among one or more of the Guaranteed Periods and one or more of the Portfolios. Such election may be made in any percent from 0% to 100% in whole percentages. The minimum that may be allocated to a Guaranteed Period or a Portfolio under this contract is $100.

Just like initial Premiums, Owners making subsequent Premium payments should specify how they want their Premiums allocated. Otherwise, the Company will automatically process the Premium based on the most recent allocation on record with the Company.

PREMIUM TAXES. The Company may deduct from the Contract Value any Premium taxes or other taxes payable to a state or other government entity. Should we advance any amount due, we are not waiving any right to collect such amounts at a later date. We will deduct any withholding taxes required by applicable law.

PROOF OF AGE, SEX OR SURVIVAL. The Company may require satisfactory proof of correct age or sex at any time. If any payment under this contract depends on the Annuitant, Owner, or beneficiary being alive, the Company may require satisfactory proof of survival.

SEPARATE ACCOUNT. The Separate Account is a separate investment account of the Company but is subject to the laws of New York state. It is shown on the contract data page. The assets of the Separate Account are the property of the Company. However, they are not credited with earnings or chargeable with liabilities arising out of any other business the Company may conduct. Each Portfolio is not chargeable with liabilities arising out of any other Portfolio.

SUSPENSION OR DEFERRAL OF PAYMENTS. We may suspend or postpone any payments from the contract if any of the following occur:
a)   The New York Stock Exchange is closed;
b)   Trading on the New York Stock Exchange is restricted;
c) An emergency exists such that it is not reasonably practical to dispose of securities in the Separate Account or to determine the value of its assets; or
d) The Securities and Exchange Commission, by order, so permits for the protection of security holders.

This provision will only apply to the Separate Account funds.


VA202-9                                9


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                           GENERAL PROVISIONS (CONT'D)
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STATEMENT OF ACCOUNT.  We will  provide a statement of Contract  Values at least quarterly.

Pursuant to New York state law, we will also provide you with a report every Contract Year on your anniversary.

SUBSTITUTION OF FUND. If the shares of any series of the Fund should no longer be available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Fund is no longer appropriate in view of the purpose of the contract, We may substitute shares of another mutual fund or a series within a mutual fund for Fund shares already purchased or to be purchased in the future by Premiums held under this contract. No substitution of securities may take place without prior approval of the New York Insurance Department, and the Securities and Exchange Commission, under any such requirements as it may impose.

WRITTEN NOTICE. Any notice we send to the Owner will be sent to the Owner's last known address unless the Owner requests otherwise. Any written request or notice must be sent to the Company. The Owner must promptly provide the Company with notice of an address change.


VA202-1o                              10


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                     ACCUMULATION PROVISIONS FOR PORTFOLIOS
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ACCUMULATION UNIT VALUE. The Separate Account Contract Value will go up or down depending on the performance of the Portfolios. In order to monitor the Separate Account Contract Value before the Income Date, the Company uses a unit of measure called an Accumulation Unit. The value of an Accumulation Unit may go up or down from day to day. During the income payout phase, the unit of measure is called an Annuity Unit (please see Income Provisions for further information).

Every Valuation Day the Company determines the value of an Accumulation Unit for each of the Portfolios. This is done by:

(1) determining the total amount of money invested in the particular Portfolio;
(2) subtracting from the amount any insurance charges and any other charges such as taxes; and (3) dividing this amount by the number of outstanding Accumulation Units.

When you make a Premium payment, the Company credits Your contract with Accumulation Units. The number of Accumulation Units credited is determined by dividing the amount of the Premium allocated to any Portfolio by the value of the Accumulation Unit for that Portfolio.

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                  ACCUMULATION PROVISIONS FOR GUARANTEED PERIOD
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CREDITING  OF  INTEREST.  Interest  is  credited  and  compounded  daily to each
Guaranteed Period to yield an effective annual interest rate equal to the interest rate we guaranteed at the beginning of each Guaranteed Period. We will credit interest to the initial Premium payment from the Issue Date. We will credit interest to subsequent Premiums from the date We receive them. The rate of interest for each Guaranteed Period will be as declared in advance by our Board of Directors but will never be less than 3%.

GUARANTEED PERIOD. You may allocate Premium or make transfers to one or more Guaranteed Periods at any time prior to the Latest Income Date.

If you do not specify a Guaranteed Period at the time of renewal, we will elect the same Guaranteed Period that has just expired. Within at least 15 days, but not more than 45 days, prior to the end of any Guaranteed Period, We will notify You of your ability to:
a) withdraw amounts allocated to the Guaranteed Period within 30 days following the end of such Guaranteed Period without an Interest Rate Adjustment;
b) elect a Guaranteed Period of a different duration within 30 days following the end of such Guaranteed Period;
c) elect a transfer to Portfolio(s) within 30 days following the end of such Guaranteed Period; or
d) elect a Guaranteed Period with the same duration within 30 days following the end of such Guaranteed Period.

If the Guaranteed Period elected extends beyond the Latest Income Date, We will automatically elect the longest period that will not extend beyond such date. If a renewal occurs within one year of the Latest Income Date, We will credit interest up to the Latest Income Date at the then current declared guaranteed interest rate for the one-year Guaranteed Period.


VA202-11                                  11


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             ACCUMULATION PROVISIONS FOR GUARANTEED PERIOD (CONT'D)
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INTEREST RATE ADJUSTMENT. Except during the 30-day period following the end of a
Guaranteed Period, any amount withdrawn or transferred from a Guaranteed Period will be subject to an Interest Rate Adjustment. The Interest Rate Adjustment
will  be  calculated  by  multiplying  the  amount  withdrawn,   transferred  or
annuitized by the formula described below:

                  [1 + I] (m/12)
                  -------------- - 1
                  [1 + J] (m/12)

wherein:

I    = The interest rate credited to the current Guaranteed Period.
J = The interest rate that would be credited, at the time of withdrawal, to a new Guaranteed Period with a duration equal to the number of years remaining in the current Guaranteed Period, increased by 0.25%. When no Guaranteed Period of the required duration is available, the rate will be established by linear interpolation.
m = Number of complete months remaining to the end of the current Guaranteed Period.

There will be no Interest Rate Adjustment when J is greater than I but by less than 0.25%.

In addition, the Interest Rate Adjustment will not apply to:
a)   the payment of death benefit proceeds;
b)   amounts withdrawn for contract fees or charges;
c) transfers relating to dollar cost averaging from the one-year Guaranteed Period;
d) withdrawals taken in the 30-day period following the end of a Guaranteed Period;
e) cumulative withdrawals or transfers of up to 10% of the Guaranteed Period value in the Contract Year;
f)   income options that result in payments of 5 years or greater; or
g)   amounts transferred or withdrawn from any one-year guaranteed option.

In no event will a total withdrawal from the Guaranteed Periods be less than the Guaranteed Minimum Value.

If the Company no longer issues guaranteed rate contracts, then items I and J of the Interest Rate Adjustment will be determined by using the asked yield to maturity of the U.S. Treasury Notes with the same remaining term, interpolating where necessary, as published in The WALL STREET JOURNAL on the next succeeding business day following the effective date of the Interest Rate Adjustment.



VA202-12                            12                                    12/98
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                               TRANSFER PROVISIONS
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TRANSFERS.  Transfers between  Portfolios and the Guaranteed Periods may be made as described below. Transfers are not subject to Withdrawal Charges. However, transfers from the Guaranteed Periods will be subject to any applicable Interest Rate Adjustment. A transfer fee of no more than $25.00 will apply to transfers in excess of 15 in a Contract Year. The dollar cost averaging and rebalancing options are not considered transfers for purposes of calculating the transfer fee.

The minimum transfer amount is $100. The remaining Contract Value of a Portfolio or Guaranteed Period after a transfer must be at least $100. If a transfer would cause a remaining value to be less than $100, all of the value must be transferred, or no transfer can take place.

FROM PORTFOLIO TO PORTFOLIO. Both prior to and after the Income Date, the Owner may transfer all or a portion of investment in one Portfolio to another Portfolio. A transfer will result in the purchase of Accumulation Units in a Portfolio and redemption of Accumulation Units in the other Portfolio. Transfers will be effected at the end of the Valuation Period in which We receive your request for transfer.

FROM PORTFOLIO TO THE GUARANTEED PERIOD. Prior to the Income Date, the Owner may transfer all or a portion of the value in Portfolio(s) to a Guaranteed Period. This will result in the redemption of Accumulation Units and will be effected at the end of the Valuation Period in which We receive the Owner's request for transfer.

FROM GUARANTEED PERIOD TO GUARANTEED PERIOD. Prior to the Income Date, transfers may be made between Guaranteed Periods. Such transfers, other than from a maturing Guaranteed Period within the 30-day period following its expiration, will be subject to any applicable Interest Rate Adjustments.

GUARANTEED PERIOD TO PORTFOLIO(S). Prior to the Income Date, the Owner may transfer values in Guaranteed Period(s) to the Portfolio(s). Transfers, other than from a maturing Guaranteed Period within the 30-day period following its expiration, will be subject to any applicable Interest Rate Adjustments.

Dollar Cost Averaging ("DCA"). Under DCA, the Owner may authorize the automatic transfer of a fixed dollar amount ($100 minimum) at regular intervals from a source account to one or more of the Portfolios (other than the source account) at the Accumulation Unit values determined on the dates of transfers. The source account may be any of the Portfolios or the one-year Guaranteed Period. The Owner may elect to have transfers made from one of these source accounts. The intervals between transfers may be monthly, quarterly, semi-annually or annually at the Owner's option. To qualify for DCA, there must be a minimum total Contract Value of $15,000.

Another option under DCA is the periodic transfer of a selected percentage of the value of the source account to one of the Portfolios (other than the source account).


VA202-13                               13
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                          TRANSFER PROVISIONS (CONT'D)
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A written election of this service, on a form provided by the Company, must be completed by the Owner in order to begin transfers. Once elected, transfers from the source account will be processed periodically until either the value of the source account is completely depleted or the Owner instructs the Company in writing to cancel the transfers.

REBALANCING. The Owner may elect, on a form provided by the Company, to have his/her Separate Account Value reallocated among Portfolios in designated percentages on a periodic basis (monthly, quarterly, semi-annual or annual basis, or at such other time interval as approved by the Company). The processing fee for this service will be as indicated on the contract data page.



VA202-14                               14
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                              WITHDRAWAL PROVISIONS
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On or prior to the  Income  Date,  the  Owner  may  withdraw  all or part of the
Contract  Value  under  this  contract  by  informing  the  Company.   For  full
withdrawal, this contract must be returned to the Company.

Except in connection with a systematic withdrawal program, the minimum partial withdrawal amount is $500, or if less, your entire interest in the Portfolio or Guaranteed Period from which a withdrawal is requested. The Owner's interest in the Portfolio or Guaranteed Period must be at least $100 after the withdrawal is completed.

The Owner may elect in writing on a form provided by the Company to take systematic withdrawals by withdrawing a specified dollar amount (of at least $50) on a monthly, quarterly, semiannual, or annual basis. A Withdrawal Charge may apply to systematic withdrawals in accordance with the considerations under "Withdrawal Charge." The Company reserves the right to discontinue offering systematic withdrawals upon 30 days' written notice to Contract Owners; however, any such discontinuation would not effect systematic withdrawal programs already commenced.

Absent written notification to the contrary, withdrawals and any applicable charges will be deducted from the Contract Value in proportion to their allocation among the Portfolios and Guaranteed Periods. Withdrawals will be based on values at the end of the Valuation Period in which a request for withdrawal and the contract (in the case of a full withdrawal) is received by the Company. Withdrawals may be subject to a Withdrawal Charge and Interest Rate Adjustment.

DEFERMENT OF PAYMENTS. The Company may defer payments for up to six (6) months on the fixed account portion of the contract. Subject to New York requirements, interest will be credited during such deferral period.

WITHDRAWAL CHARGE. Except as otherwise stated in this contract, the Withdrawal Charge for any amount withdrawn is based on the Contribution Year of Premium payment and is a percentage of Premium payments.

The Withdrawal Charges associated with each new Premium are:

            Contribution Year                   Withdrawal
           of Premium Payment                Charge Percentage
           ------------------                -----------------
                    1                               7%
                    2                               6%
                    3                               5%
                    4                               4%
                    5                               3%
                    6                               2%
                    7                               1%
               Thereafter                           0%



VA202-15                               15

--------------------------------------------------------------------------------
                         WITHDRAWAL PROVISIONS (CONT'D)
--------------------------------------------------------------------------------

The Withdrawal Charge will be deducted from the remaining Contract Value such that the actual reduction in Contract Value as a result of the withdrawal may be greater than the withdrawal amount requested and paid. For purposes of determining the Withdrawal Charge, withdrawals will be allocated first to earnings, if any (which may be withdrawn free of Withdrawal Charge), and then to Premium on a first-in, first-out basis such that all withdrawals are allocated to Premium to which the lowest (if any) Withdrawal Charge applies.

Premiums that are no longer subject to the Withdrawal Charge (and not previously withdrawn), plus earnings, may be withdrawn free of Withdrawal Charges at any time.

Free Withdrawal. In addition, there may be a free withdrawal amount for the first withdrawal of Premiums during a Contract Year from a Portfolio(s) or Guaranteed Period(s). The free withdrawal amount is equal to 10% of Premium that remains subject to the Withdrawal Charge and that has not previously been withdrawn, less earnings. For purposes of this provision, earnings shall mean any amount in the contract other than unliquidated Premium.


VA202-16                               16                                  12/98

--------------------------------------------------------------------------------
                            DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH OF OWNER BEFORE THE INCOME DATE: Upon the Owner's death, or the death of any joint Owner, before the Income Date, the death benefit will be paid to the beneficiary(ies) designated by You. Upon the death of a joint Owner, the surviving joint Owner, if any, will be the designated beneficiary. Any other beneficiary designation on record at the Company at the time of death will be treated as a contingent beneficiary. Proceeds will be distributed on the death of the first Owner, unless the joint Owner is the spouse.

DEATH BENEFIT AMOUNT BEFORE THE INCOME DATE: The death benefit is equal to the greater of the following three amounts:

1. the Contract Value at the end of the Valuation Period during which due proof of death and an election of the type of payment to the beneficiary is received by the Company; and

2.   the total Premium paid prior to the death of the Owner, minus the sum of:
     a.   the total withdrawals and any Withdrawal Charges assessed; and
     b.   Premium taxes incurred; and

3. the greatest anniversary value until the Owner's 86th birthday. The anniversary value is defined as the Contract Value on the first day of each Contract Year, less any withdrawals and Withdrawal Charges, plus any additional Premium since that anniversary.

DEATH BENEFIT OPTIONS BEFORE INCOME DATE: In the event of the Owner's death or any joint Owner's death before the Income Date, a beneficiary must request that the death benefit be paid under one of the death benefit options below. In addition, if the beneficiary is the spouse of the Owner, he or she may elect to continue the contract, at the then Contract Value, in his or her own name and exercise all the Owner's rights under the Contract. The following are the death benefit options:

o    Option 1 - lump-sum payment of the death benefit; or

o Option 2 - payment of the entire death benefit within 5 years of the date of the death of the Owner or any joint Owner; or

o Option 3 - payment of the death benefit under an Income Option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary, with distribution beginning within one year of the date of the Owner's death or any joint Owner's death.



VA202-17                            17                                     12/98

--------------------------------------------------------------------------------
                        DEATH BENEFIT PROVISIONS (CONT'D)
--------------------------------------------------------------------------------

Any portion of the death benefit not applied under Option 3 within one year of the date of an Owner's death must be distributed within five years of the date of death.

If a lump-sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death by the Company and the election unless the suspension or deferral of payments provision is in effect.

Payment to the beneficiary, other than in a single sum, may only be elected during the sixty-day period beginning with the date of receipt of proof of death by the Company.

DEATH OF OWNER AFTER THE INCOME DATE: If the Owner, or any joint Owner, dies after the Income Date, and the Owner is not an Annuitant, any remaining payments under the Annuity option elected will continue at least as rapidly as under the method of distribution in effect at the Owner's death.

DEATH OF ANNUITANT BEFORE INCOME DATE: Upon the death of an Annuitant, who is not an Owner, before the Income Date, the Owner may designate a new Annuitant. If no designation is made within 30 days of the death of the Annuitant, the Owner will become the Annuitant.

If the Owner is a non-individual, the death of the primary Annuitant will be treated as the death of the Owner and a new Annuitant may not be designated. A change in the primary Annuitant will be treated as the death of the Owner.

DEATH OF ANNUITANT AFTER INCOME DATE: Upon the death of the Annuitant after the Income Date, the death benefit, if any, will be as specified in the Income Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

VA202-18                               18

--------------------------------------------------------------------------------
                                INCOME PROVISIONS
--------------------------------------------------------------------------------

Any income benefits at the time of their commencement will not be less than those that would be provided to a single premium immediate annuity applicant of the same class.

INCOME DATE. The date on which Annuity payments are to begin which will be at least one year after the Issue Date. The Owner may change the Income Date at any time, at least seven days prior to the Income Date then indicated on the Company's records, by written notice to the Company.

INCOME OPTIONS. The Owner, or any beneficiary who is so entitled, may elect to receive a single sum at the end of the accumulation period. However, a single sum distribution may be deemed to be a withdrawal, and at least a portion of it may be subject to income tax. Alternatively, an Income Option may be elected. The Owner may, upon written notice to the Company, elect an income option at any time prior to the Income Date.

A change of income options is permitted if made at least seven days before the Income Date. If no other income option is elected, monthly annuity payments will be made in accordance with option 3 below, a life Annuity with 120 or 240 monthly payments guaranteed. Annuity payments may be made in monthly, quarterly, semiannual or annual installments as selected by the Owner. However, if the amount available to apply under an income option is less than $2,000, the Company may pay the Contract Value in a single sum. In addition, if the first payment provided would be less than $20, the Company may require the frequency of payments be at quarterly, semi-annual or annual intervals so as to result in an initial payment of at least $20.

Upon written notice filed with the Company, all or part of the Contract Value will be applied to provide one of the following income options. The portion of the Contract Value which is in the Guaranteed Period immediately prior to the Income Date, applied to an income option, will be subject to an applicable Interest Rate Adjustment.

o OPTION 1 - LIFE INCOME An Annuity payable monthly during the lifetime of the Annuitant. Under this option, no further payments are payable after the death of the Annuitant, and there is no provision for a death benefit payable to the beneficiary. Therefore, it is possible under option 1 for the payee to receive only one monthly Annuity payment under this Contract.

o OPTION 2 - JOINT AND SURVIVOR An Annuity payable monthly while both the Annuitant and a designated second person are living. Upon the death of either person, the monthly income payable will continue during the lifetime of the survivor. If a reduced payment to the survivor is desired, variable Annuity payments will be determined using either one-half or two-thirds of the number of each type of Annuity Unit credited. Fixed payments will be equal to either one-half or two-thirds of the fixed payment payable during the joint life of the Annuitant and the designated second person.

     Annuity payments terminate automatically and immediately upon the death of the surviving person without regard to the number or total amount of payments received.

     There is no minimum number of guaranteed payments, and it is possible to have only one Annuity payment if both the Annuitant and the designated second person die before the due date of the second payment.


VA202-19                             19

--------------------------------------------------------------------------------
                           INCOME PROVISIONS (CONT'D)
--------------------------------------------------------------------------------

o OPTION 3 - LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED An Annuity payable monthly during the lifetime of the Annuitant with the guarantee that if, at the death of the Annuitant, payments have been made for fewer than the guaranteed 120 or 240 monthly periods, as elected by the Owner, the balance of the guaranteed number of payments will be made to the payee.

o OPTION 4 - INCOME FOR A SPECIFIED PERIOD Under this option, a payee can elect an Annuity payable monthly for any period of years from 5 to 30. This election must be made for full 12-month periods. In the event the payee dies before the specified number of payments has been made, the beneficiary may elect to continue receiving the scheduled payments or may alternatively elect to receive the discounted present value of any remaining guaranteed payments in a lump sum. The discounted present value is determined by taking the remaining guaranteed benefit as of the date the calculation is being performed. The Company uses the rate assumed in the calculation.

o ADDITIONAL OPTIONS. Other income options may be made available by the Company.

FIXED ANNUITY PAYMENTS. Each fixed Annuity payment is the same amount on every payment date. The payment is equal to: 1) Contract Value allocated to the fixed Annuity option as of the Income Date; less 2) Any deduction for Premium tax; multiplied by 3) The appropriate Annuity factor in this Contract.

The Annuity factor is different for each income option. Reserves for fixed Annuity payments are held in the Company's general account.

Interest in excess of the guaranteed rate may be credited by the Company. The interest credited will never be less than the guaranteed rate.

AMOUNT OF VARIABLE ANNUITY PAYMENTS.
First Variable Payment. The dollar amount of the first monthly Annuity payment will be determined by applying the portion of the Contract Value allocated to Variable Annuity payments, less any applicable Premium taxes, to the Annuity table applicable to the income option chosen. Those tables are based on a set amount per $1,000 of proceeds applied.

The dollars applied are divided by 1,000, and the result multiplied by the appropriate Annuity factor appearing in the table to compute the amount of the first monthly Annuity payment. That amount is divided by the value of an Annuity Unit as of the Income Date to establish the number of Annuity Units representing each variable Annuity payment. The number of Annuity Units determined for the first variable Annuity payment remains constant for the second and subsequent monthly variable Annuity payments, assuming that no reallocation of Contract Values is made. The total variable Annuity payment is equal to the sum of the Annuity payments as determined above for each Portfolio to which the Contract Value is allocated on the Annuity date.

NUMBER OF VARIABLE ANNUITY UNITS. The number of Annuity Units for each applicable Portfolio is the amount of the first Annuity payment attributable to that Portfolio divided by the value of the applicable Annuity Unit for that Portfolio as of the Income Date. The number will not change as a result of investment experience.


VA202-20                             20

--------------------------------------------------------------------------------
                           INCOME PROVISIONS (CONT'D)
--------------------------------------------------------------------------------

Annuity Unit Value. The initial value of an Annuity Unit of each Portfolio is set as of the date of annuitizations. The value may increase or decrease from one Valuation Period to the next. For any Valuation Period, the value of an Annuity Unit of a particular Portfolio is the value of that Annuity Unit during the last Valuation Period, multiplied by the net investment factor for that Portfolio for the current Valuation Period.

The net investment factor is an index applied to measure the net investment performance of a Portfolio from one Valuation Day to the next.

The net investment factor for any Portfolio for any Valuation Period is determined by dividing (a) by (b) and then subtracting (c) from the result where:

     (a)  is the result of:
          (1) the net asset value of a Fund share held in the Portfolio determined as of the Valuation Day at the end of the Valuation Period, plus
          (2) the per share amount of any dividend or other distribution declared by the Fund if the "ex-dividend" date occurs during the Valuation Period, plus or minus
          (3) a per-share credit or charge with respect to any taxes paid or reserved for by the Company during the Valuation Period which are determined by the Company to be attributable to the operation of the Portfolio (no federal income taxes are applicable under present law);
     (b) is the net asset value of the Fund share held in the Portfolio determined as of the Valuation Day at the end of the preceding Valuation Period; and
     (c) is the contract insurance charges, which include the mortality and expense risks, and administration charges, as shown on the contract data page (page 3 of the contract).

The result is then multiplied by a second factor which offsets the effect of the assumed investment rate of 3% per annum.

Subsequent Variable Annuity Payments. After the first variable Annuity payment, payments will vary in amount according to the investment performance of the applicable Portfolios. The amount may change from month to month. The amount of each subsequent payment is the sum of:

     The number of Annuity Units for each Portfolio as determined for the first Annuity payment, multiplied by the value of an Annuity Unit for that Portfolio at the end of the Valuation Period immediately preceding in which payment is due.

We guarantee that the amount of each variable Annuity payment will not be effected by variations in expenses or mortality experience.

BASIS OF COMPUTATION. The actuarial basis for the Table of Income Options is the 1983a Annuity Mortality Table, with interest at 3.00%.


VA202-21                             21

--------------------------------------------------------------------------------
                             TABLE OF INCOME OPTIONS
--------------------------------------------------------------------------------

The following table is for a contract whose net proceeds are $1,000, and will apply pro rata to the amount payable under this Contract.

------------------------------------------------------------------------------------------------------------------------------
UNDER OPTION 4                                      MONTHLY INSTALLMENT UNDER OPTIONS 1 OR 3
------------------------------------------------------------------------------------------------------------------------------

No. of    Monthly   Age       No. of Mos.      Age      No. of Mos.       Age       No. of Mos.      Age      No. of Mos.
Monthly   Install-   of         Certain        of        Certain          of         Certain         of        Certain
Install-   ments   Payee                      Payee                      Payee                      Payee
ments              -----------------------------------------------------------------------------------------------------------
                   Male    Life   120   240    Male  Life   120   240   Female   Life   120   240  Female  Life  120    240
------------------------------------------------------------------------------------------------------------------------------
   60      17.95     40    3.67  3.66   3.61    70   7.28  6.64   5.28    40     3.44   3.43  3.42    70   6.29  5.99   5.14
   72      15.17     41    3.72  3.71   3.68    71   7.56  6.82   5.33    41     3.48   3.47  3.45    71   6.52  6.17   5.20
   84      13.19     42    3.77  3.76   3.70    72   7.86  7.00   5.36    42     3.52   3.51  3.48    72   6.78  6.35   5.24
   96      11.71     43    3.82  3.81   3.74    73   8.19  7.17   5.39    43     3.56   3.55  3.52    73   7.02  6.54   5.30
   108     10.56     44    3.89  3.86   3.79    74   8.52  7.35   5.41    44     3.60   3.59  3.56    74   7.31  6.73   5.34
   120      9.64     45    3.95  3.92   3.83    75   8.90  7.53   5.43    45     3.64   3.63  3.60    75   7.82  6.92   5.37
   132      8.89     46    4.00  3.98   3.89    76   9.30  7.71   5.45    46     3.70   3.69  3.64    76   7.96  7.12   5.40
   144      8.26     47    4.07  4.04   3.94    77   9.71  7.89   5.47    47     3.75   3.74  3.69    77   8.32  7.33   5.43
   156      7.73     48    4.14  4.10   3.99    78   10.17 8.05   5.48    48     3.80   3.79  3.74    78   8.72  7.53   5.45
   168      7.28     49    4.21  4.17   4.04    79   10.66 8.21   5.49    49     3.86   3.84  3.79    79   9.16  7.73   5.46
   180      6.88     50    4.28  4.24   4.10    80   11.19 8.37   5.50    50     3.92   3.91  3.83    80   9.62  7.93   5.48
   192      6.55     51    4.37  4.31   4.16    81   11.75 8.51   5.50    51     3.98   3.96  3.89    81   10.13 8.11   5.49
   204      6.25     52    4.45  4.39   4.22    82   12.34 8.65   5.51    52     4.05   4.02  3.95    82   10.68 8.30   5.50
   216      5.97     53    4.53  4.47   4.27    83   12.97 8.77   5.51    53     4.11   4.09  4.00    83   11.28 8.47   5.50
   228      5.74     54    4.63  4.55   4.33    84   13.65 8.90   5.52    54     4.20   4.17  4.06    84   11.93 8.83   5.51
   240      5.52     55    4.72  4.65   4.40    85   14.36 9.00   5.52    55     4.27   4.24  4.13    85   12.64 8.77   5.51
   252      5.34     56    4.83  4.74   4.47    86   15.11 9.10   5.52    56     4.36   4.31  4.19    86   13.39 8.91   5.52
   264      5.16     57    4.94  4.84   4.53    87   15.91 9.19   5.52    57     4.44   4.40  4.25    87   14.20 9.02   5.52
   276      5.00     58    5.05  4.94   4.60    88   16.74 9.26   5.52    58     4.53   4.49  4.31    88   15.07 9.13   5.52
   288      4.86     59    5.18  5.05   4.68    89   17.84 9.34   5.52    59     4.64   4.57  4.39    89   15.99 9.21   5.52
   300      4.72     60    5.31  5.17   4.73    90   18.59 9.39   5.52    60     4.74   4.68  4.45    90   16.96 9.30   5.52
   312      4.60     61    5.45  5.28   4.79                              61     4.86   4.78  4.52
   324      4.49     62    5.61  5.42   4.86                              62     4.97   4.89  4.60
   336      4.38     63    5.77  5.56   4.92                              63     5.10   5.00  4.67
   348      4.28     64    5.94  5.69   4.98                              64     5.23   5.12  4.74
   360      4.19     65    6.13  5.84   5.04                              65     5.38   5.25  4.81
                     66    6.33  5.98   5.10                              66     5.54   5.38  4.88
                     67    6.55  6.14   5.15                              67     5.70   5.52  4.95
                     68    6.78  6.31   5.20                              68     5.88   5.67  5.01
                     69    7.02  6.48   5.24                              69     6.08   5.83  5.08
------------------------------------------------------------------------------------------------------------------------------

NOTE: The table calculations under Option 2 are available from the Company upon request.

VA202-22                               22

              JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
                            2900 Westchester Avenue         [GRAPHIC OMITTED]
                            Purchase, New York 10577

                                A STOCK COMPANY
--------------------------------------------------------------------------------


                                   ENDORSEMENT
                                       TO
             INDIVIDUAL DEFERRED VARIABLE AND FIXED ANNUITY CONTRACT

THIS ENDORSEMENT IS MADE A PART OF THE CONTRACT TO WHICH IT IS ATTACHED. THE TERMS OF THE CONTRACT ALSO APPLY TO THIS ENDORSEMENT EXCEPT AS THEY ARE CHANGED BY THE TERMS OF THIS ENDORSEMENT. THE CONTRACT IS ENDORSED AS FOLLOWS:

"This Contract is not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of this Contract or any member of the public regarding the advisability of purchasing this Contract. Dow Jones' only relationship to Jackson National Life Insurance Company of New York is the licensing of certain copyrights, trademarks, servicemarks and service names of Dow Jones. Dow Jones has no obligation to take the needs of Jackson National Life Insurance Company of New York or the owners of this Contract into consideration in determining, composing or calculating the Dow Jones Industrial AverageSM. Dow Jones is not responsible for and has not participated in the determination of the terms and conditions of the Contract to be issued, including the pricing or the amount payable under the Contract. Dow Jones has no obligation or liability in connection with the administration or marketing of this Contract.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK, OWNERS OF THIS CONTRACT OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK."

                                            SIGNED FOR THE JACKSON NATIONAL LIFE
                                            INSURANCE COMPANY OF NEW YORK


                                            /s/ Thomas J. Meyer

                                            SECRETARY

7301 1/99

              JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
                            2900 Westchester Avenue         [GRAPHIC OMITTED]
                            Purchase, New York 10577

                                A STOCK COMPANY
--------------------------------------------------------------------------------

                        CONTRACT ENHANCEMENT ENDORSEMENT

THIS ENDORSEMENT IS MADE A PART OF THE CONTRACT TO WHICH IT IS ATTACHED. THE TERMS OF THE CONTRACT ALSO APPLY TO THIS ENDORSEMENT EXCEPT AS THEY ARE CHANGED BY THE TERMS OF THIS ENDORSEMENT. THE CONTRACT IS ENDORSED AS FOLLOWS:

1.   The CONTRACT DATA PAGE is amended by the addition of the following:

CONTRACT ENHANCEMENT CHARGE. On an annual basis, this charge equals 0.425% of the daily net asset value of the Portfolios. This charge will also be assessed against the Guaranteed Periods, resulting in a credited interest rate of 0.425% less than the annual credited interest rate that would apply to the Guaranteed Period if the Contract Enhancement had not been elected. However, in no event will the interest rate credited to the Guaranteed Periods go below the 3% Minimum Guaranteed Rate. This charge will only be applied during the first seven Contract Years.

RECAPTURE CHARGE. The Contract Enhancement will be recaptured whenever a withdrawal of the corresponding Premium is made (except as provided in the Free Withdrawal provision), in the event of payments under an income option, or upon the exercise of the Right to Examine period, in accordance with the following schedule:

         Contribution Year of Premium          Recapture Charge Percentage
         -----------------------------         ---------------------------
                    1 and 2                                3%
                  3, 4 and 5                               2%
                    6 and 7                                1%
                 After year 7                              0%

2.   The following DEFINITION is added to the Contract:

CONTRACT ENHANCEMENT.  The Company will add a credit to the Contract Value of 3%
of  each  Premium   received  during  the  first  Contract  Year.  The  Contract
Enhancement is not credited for Premium received after the first Contract Year.

3. The GENERAL PROVISIONS is amended by the addition of the following provision:

CONTRACT ENHANCEMENT. The Company will credit 3% of each Premium payment received during the first Contract Year for an additional charge as indicated on the Contract Data Page. The Company will discontinue deducting this charge after the seventh Contract Year. The Contract Enhancement will be recaptured whenever a withdrawal of the corresponding Premium is made (except as provided in the Free Withdrawal provision), in the event of payments under an income option, or upon the exercise of the Right to Examine period, in accordance with the Recapture Charge schedule.

4. The INTEREST RATE ADJUSTMENT section of the ACCUMULATION PROVISIONS FOR GUARANTEED PERIOD is amended by the addition of the following sentence:

I and J will not include any Contract Enhancement or Contract Enhancement
Charge.

7326NY

5. The WITHDRAWAL PROVISION is amended by revising the second paragraph of the WITHDRAWAL CHARGE provision:

The Withdrawal Charge will be deducted from the remaining Contract Value such that the actual reduction in Contract Value as a result of the withdrawal may be greater than the withdrawal amount requested and paid. For purposes of determining the Withdrawal Charge, withdrawals will be allocated first to earnings, if any (which may be withdrawn free of Withdrawal Charge), and then to Premium to which the lowest (if any) charges apply.

6. The WITHDRAWAL PROVISION is amended by the addition of the following provision:

RECAPTURE CHARGE. The Contract Enhancement will be recaptured whenever a withdrawal of the corresponding Premium is made (except as provided in the Free Withdrawal provision), in the event of payments under an income option, or upon the exercise of the Right to Examine period, in accordance with the following schedule:

         Contribution Year of Premium               Recapture Charge Percentage
         -----------------------------              ---------------------------
                    1 and 2                                     3%
                  3, 4 and 5                                    2%
                    6 and 7                                     1%
                 After year 7                                   0%

The Recapture Charge percentage will be applied to the portion of the corresponding Premium reflected in the amount withdrawn (except as provided in the Free Withdrawal provision). The amount recaptured will be taken from the Portfolios and the Guaranteed Periods in the same proportion as the Withdrawal Charge.

7. The third paragraph in the INCOME OPTIONS provision is amended by the addition of the following sentence:

The Contract Value will be reduced by any applicable Recapture Charge prior to being applied to an Income Option.

                                         SIGNED FOR THE JACKSON NATIONAL LIFE
                                         INSURANCE COMPANY OF NEW YORK

                                         /s/ Thomas J. Meyer

                                         SECRETARY


7326NY                                 2

                                        JACKSON NATIONAL LIFE
2900 Westchester Avenue                     INSURANCE COMPANY  [GRAPHIC OMITTED]
Purchase, New York 10577                          OF NEW YORK

                                               A STOCK COMPANY
--------------------------------------------------------------------------------

                 SPECIAL SPOUSAL CONTINUATION OPTION ENDORSEMENT

This Endorsement is made a part of the Contract to which it is attached. The terms of the Contract also apply to this Endorsement except as they are changed by the terms of this Endorsement. The Contract is endorsed as stated below.

The following language is added to the DEATH BENEFIT OPTIONS BEFORE ANNUITY DATE provision:

SPECIAL SPOUSAL CONTINUATION OPTION. In lieu of taking the Death Benefit as a lump-sum payment or continuing the Contract at the then current Contract Value, if the Beneficiary is the spouse of the Contract Owner, he or she may elect to continue the Contract at an adjusted Contract Value as described below. The spouse will then exercise all the Contract Owner's rights under the Contract. The continuing Contract will begin on the date that We receive the spouse's written request to continue the Contract, under this Special Spousal Continuation Option, and proof of the death of the Contact Owner. This date will be referred to as the Continuation Date.

THE CONTRACT VALUE FOR THE CONTINUING CONTRACT WILL BE ADJUSTED SO THAT IT WILL EQUAL THE AMOUNT OF THE DEATH BENEFIT THAT WOULD HAVE BEEN PAYABLE AS A LUMP SUM PAYMENT AT YOUR DEATH. IF THE CONTRACT VALUE ON THE CONTINUATION DATE IS LESS THAN THE DEATH BENEFIT, AN AMOUNT WILL BE ADDED TO THE CONTRACT VALUE TO MAKE UP THE DIFFERENCE. THIS AMOUNT IS REFERRED TO AS THE CONTINUATION ADJUSTMENT. THE CONTINUATION ADJUSTMENT WILL BE ALLOCATED AMONG THE ALLOCATION OPTIONS IN ACCORDANCE WITH THE CURRENT INSTRUCTIONS FOR THE CONTRACT, SUBJECT TO ANY MINIMUM ALLOCATION RESTRICTIONS UNLESS WE RECEIVE OTHER ALLOCATION INSTRUCTIONS WITH THE SPECIAL SPOUSAL CONTINUATION OPTION ELECTION.

FOR PURPOSES OF DETERMINING FUTURE DEATH BENEFITS UNDER THE CONTINUING CONTRACT, THE CONTRACT VALUE FOLLOWING THE APPLICATION OF ANY CONTINUATION ADJUSTMENT WILL BE CONSIDERED AS THE INITIAL PREMIUM OF THE CONTINUING CONTRACT. ANY FUTURE DEATH BENEFIT, INCLUDING ANY ENHANCED DEATH BENEFIT, WILL BE DETERMINED ON THAT BASIS AND WILL USE THE AGE OF THE SURVIVING SPOUSE ON THE CONTINUATION DATE.

This Special Spousal Continuation Option can only be exercised one time under this Contract. Unless otherwise stated in this Endorsement, all other terms and conditions of the Contract remain the same. Any benefit available under this Special Spousal Continuation Option will end upon the change of ownership or assignment of the Contract to which this Endorsement is attached.

Unless otherwise stated, the Issue Date of this Endorsement is the Issue Date of the Contract to which it is attached.

                                         SIGNED FOR THE JACKSON NATIONAL LIFE
                                         INSURANCE COMPANY OF NEW YORK

                                         /s/ Thomas J. Meyer

                                         SECRETARY

7326NY                                   2